Exhibit (h)(9)

Laudus Trust

211 Main Street

San Francisco, CA 94105

March 15, 2012

State Street Bank and Trust Company

1776 Heritage Drive

North Quincy, Massachusetts 02171

Attention: James M. Keenan, Senior Vice President, JAB 2N

RE: Laudus Trust (the “Trust”)

Ladies and Gentlemen:

Reference is made to the Master Fund Accounting and Services Agreement between us dated as of October 1, 2005 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional investment fund:

Laudus Mondrian Global Fixed Income Fund

In accordance with Section 11.5, the Additional Funds provision, of the Agreement, we request that you act as Accounting Agent with respect to each additional fund. In connection with such request, the undersigned funds hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4(b) of the aforementioned contract. In connection with such request, the undersigned Trusts hereby confirm to you, as of the date hereof, its representations and warranties set forth in Section 4(b) of the aforementioned contract; except that Section 4(b)(i), is hereby deleted and replaced with the following:

It is either a business trust, duly organized, existing and in good standing under the laws of Massachusetts, or a statutory trust, duly organized, existing and in good standing under the laws of Delaware;

A current Appendix A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining a copy for your records.

Sincerely,

Laudus Trust		Accepted:

By:	/s/ George Pereira	State Street Bank and Trust Company
Name:	George Pereira
Title:	Treasurer and Principal Financial Officer	By:	/s/ Michael F. Rogers
		Name:	Michael F. Rogers
		Title:	Executive Vice President

Appendix A

to

Master Fund Accounting and Services Agreement

March 15, 2012

MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY

Laudus Trust

Laudus Mondrian Emerging Markets Fund

Laudus Mondrian Global Equity Fund

Laudus Mondrian International Fixed Income Fund

Laudus Mondrian International Equity Fund

Laudus Growth Investors U.S. Large Cap Growth Fund

Laudus Mondrian Global Fixed Income Fund

Laudus Institutional Trust (formerly Laudus Variable Insurance Trust)

Laudus Mondrian Institutional International Equity Fund

Laudus Mondrian Institutional Emerging Markets Fund